Exhibit 4.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into on May 14, 2007 between the stockholders set forth on the signature page to this Agreement (each, a "Holder") and Intra-Asia Entertainment Corporation, a Nevada corporation (the "Company").

RECITALS

A. The Company has determined that it is advisable and in its best interest to enter into that certain Securities Purchase Agreement, dated May 14, 2007 (the "Purchase Agreement") with the Investors (the "Investors") and certain other parties named therein, pursuant to which the Company will issue and sell (and the Selling Stockholders (as defined in the Purchase Agreement) will sell) in a private offering securities of the Company (the "Offering"). Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

B. In connection with the Offering, the Company has agreed to provide the Investors certain registration rights, and in furtherance thereof has agreed to file a registration statement to enable the Investors to resell the Securities which are the subject of the Offering.

C. It is a condition to the Investors' respective obligations to close under the Purchase Agreement and provide the financing contemplating by the Offering that each Holder execute and deliver to the Company this Agreement.

D. In contemplation of, and as a material inducement for the Investors to enter into, the Purchase Agreement, each Holder and the Company have each agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Effectiveness of Agreement. This Agreement shall become null and void if the Purchase Agreement is terminated prior to Closing.

Each Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Company, the Company’s legal counsel or any other person.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock, or any economic interest therein or derivative therefrom, other than those shares of Common Stock specified on its signature page to this Agreement. For purposes of this Agreement the shares of Common Stock beneficially owned by such Holder as specified on its signature page to this Agreement plus any shares of Common Stock acquired during the Lockup Period (as defined below) are collectively referred to as the “Holder’s Shares.”

4. Lockup. From and after the date of this Agreement and through and including the one-year anniversary of the date on which all “Registrable Securities” (as such term is defined in the Registration Rights Agreement entered into in connection with the Purchase Agreement), other than the 2007 Make Good Shares and 2008 Make Good Shares, have been registered for resale on Registration Statements declared effective by the Commission (plus one additional day for each Trading Day following the Effective Date of any Registration Statement during which either (1) the Registration Statement is not effective or (2) the prospectus forming a portion of the Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby) (the "Lockup Period"), each Holder irrevocably agrees it will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, loan, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of its Holder’s Shares (including any securities convertible into, or exchangeable for, or representing the rights to receive, Holder’s Shares). In furtherance thereof, the Company will (x) place an irrevocable stop order on all Holder’s Shares covered by any registration statements, (y) notify its transfer agent in writing of the stop order and the restrictions on such Holder’s Shares under this Agreement and direct the transfer agent not to process any attempts by each Holder to resell or transfer any Holder’s Shares under such registration statements or otherwise in violation of this Agreement including under Rule 144.

5. Third-Party Beneficiaries. Each Holder and the Company acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the Investors and their successors and assigns, who are intended third-party beneficiaries of this Agreement.

6. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to any Holder in connection with this Agreement.

7. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

10. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by each of the parties hereto if and only if such modification or amendment is consented to in writing by each Investor.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Remedies. The Company and the Investors shall have the right to specifically enforce all of the obligations of each Holder under this Agreement (without posting a bond or other security), in addition to recovering damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each Holder recognizes that if it fails to perform, observe, or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company or the Investors. Therefore, each Holder agrees that each of the Company and the Investors shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York and the federal laws of the United States of America applicable therein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

Name:

Number of shares of Common Stock beneficially owned:
_____________________________________

INTRA-ASIA ENTERTAINMENT CORPORATION

By:_______________________________________
Name:
Title: